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EXHIBIT 5.1

July 21, 2005

Prospect Medical Holdings, Inc.
6083 Bristol Parkway, Suite 100
Culver City, California 90230

  Re:
  Form S-1 Registration Statement (File No. 333-124915)
  2,718,284 shares of common stock, par value $0.01 per share

Ladies and Gentlemen:

        You have requested our opinion, as set forth below, in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, by Prospect Medical Holdings, Inc., a Delaware corporation (the "Company"), on May 13, 2005 (File No. 333-124915), as amended to date (the "Registration Statement"). The Registration Statement relates to the registration of 2,718,284 shares of common stock of the Company, par value $0.01 per share (the "Shares"), all of which are being offered for sale by certain stockholders (the "Selling Stockholders") of the Company.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner contemplated in the Registration Statement. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance thereof, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm contained under the heading "Legal Matters."

                      Very truly yours,

                      /s/ Miller & Holguin

                      MILLER & HOLGUIN

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  EXHIBIT 5.1